UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2024 (March 7, 2024)
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C4 THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39567	47-5617627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 120 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 231-0700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Repricing of Designated Underwater Options
On March 7, 2024 (the “Effective Date”), the Organization, Leadership and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of C4 Therapeutics, Inc. (the “Company”) approved an option repricing, in accordance with the Company’s 2020 Stock Option and Incentive Plan (the “2020 Plan”), which repricing was effected on the Effective Date. The repricing generally applied to options to purchase shares of the Company’s common stock that: (i) were granted to employees under the Company’s 2020 Plan; and (ii) had an exercise price per share greater than $22.00 (the “Eligible Options”). The repriced options include underwater Eligible Options held by certain of the Company's executive officers, namely, Kendra Adams, the Company’s Chief Financial Officer, Scott Boyle, Ph.D., the Company’s Chief Business Officer, Stew Fisher, Ph.D., the Company’s Chief Scientific Officer, Kelly Schick, the Company’s Chief People Officer, and Jolie Siegel, the Company’s Chief Legal Officer. Options held by Andrew Hirsch, the Company’s President and Chief Executive Officer, as well as options held by the non-employee members of the Board are not eligible for the repricing.
For employees who are members of the Company’s senior leadership team, the new exercise price for repriced options is $19.00 per share, which was selected as it was the price per share of the Company’s initial public offering. For all other employees, the new exercise price for repriced options is $11.88, the 52-week high trading price for the Company’s common stock on the Nasdaq Global Select Market as of the Effective Date. All Eligible Options have been effectively repriced as of the Effective Date; however, the exercise price for repriced options will revert to the original price if, during the period from the Effective Date through March 7, 2025 (the "Retention Period"), the option holder either: (i) is terminated by the Company for cause or resigns from the Company, except by reason of death or disability; or (ii) elects to exercise the repriced options. The repriced options otherwise remain on their existing terms and conditions as set forth in the 2020 Plan and applicable award agreements.
The Board reviewed and discussed the repricing and delegated authority to the Committee to finalize and approve the structure of the repricing. The Committee then approved the repricing after multiple meetings, careful consideration of various alternatives, and a review of other applicable factors with the input of the Committee’s independent compensation consultant. The Committee designed the repricing, with the original exercise price applicable during the Retention Period, to provide added incentive to retain and motivate the holders of the Eligible Options to continue to work in the best interests of the Company and its stockholders without incurring the stock dilution resulting from significant additional equity grants or significant additional cash expenditures resulting from additional cash compensation. The original exercise price that serves as the threshold for options that qualify as Eligible Options, which is $22.00 per share, was selected as it is more than two times the closing trading price of the Company’s common stock on the Nasdaq Global Select Market on the Effective Date, and approximately 2.5 times the 30-day volume weighted average trading price of the Company’s common stock as of the Effective Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C4 Therapeutics, Inc.

Date: March 8, 2024	By:	/s/ Jolie M. Siegel
Jolie M. Siegel
Chief Legal Officer